                                 [LETTERHEAD]

                                                               (214) 855-7567


                                 May 7, 1997



IWL Communications, Incorporated
12000 Aerospace Avenue, Suite 200
Houston, Texas  77034

    Re: Registration of up to 1,437,500 shares of Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-1

Gentlemen:

    At the request of IWL Communications, Incorporated, a Texas corporation (the "Company"), this opinion is being furnished to the Company for filing as
Exhibit 5.1 to the Registration Statement on Form S-1 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 1,437,500 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company to be sold as described in the Registration Statement.

    In our capacity as counsel to the Company and for the purpose of rendering the opinions hereinafter expressed, we have relied solely upon the documents, certificates and other items described on EXHIBIT A attached hereto and have made no other investigation or inquiry.

    This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. The general qualifications of the Accord apply to all of the opinions set forth herein.

    Based solely upon the foregoing, and subject to the qualifications, limitations, and assumptions set forth in the Accord and set forth below, we are of the opinion that (i) the Shares to be issued by the Company as described in the Registration Statement are duly authorized and when issued pursuant to the Registration Statement will be validly issued, fully paid, and nonassessable and
(ii) the Shares to be sold by the Selling Shareholder (as such term is used in the Registration Statement) as described in the Registration Statement are duly authorized, validly issued, fully paid, and nonassessable.

IWL Communications, Incorporated
May 7, 1997
Page 2



    For purposes of rendering the above opinion, we have assumed with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof at least equal to the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation, as amended, then in effect, and (iii) that no change occurs in the applicable law or the pertinent facts from the date hereof to the date of issuance of the Common Stock.

    The opinion set forth above is limited to the substantive laws of the State of Texas and no opinion is expressed herein as to matters governed by any other law.

    This opinion is rendered solely to you in connection with the foregoing matters. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and also to the use of our name in the Registration Statement and the prospectus that is deemed to be a part thereof under the caption "Legal Matters" as having passed upon certain legal matters in connection with the Shares. By so consenting, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                              Very truly yours,

                                              MUNSCH HARDT KOPF
                                              HARR & DINAN, P.C.



                                              By: /s/ A. Michael Hainsfurther
                                                 -----------------------------
                                                     A. Michael Hainsfurther

                                      EXHIBIT A


1. Officers' Certificate of the Company in support of this opinion executed by duly authorized officers of the Company, dated as of the date hereof, certifying that the matters set forth therein are true and correct, including, but not limited to, the minutes of the meetings of the Board of Directors authorizing the issuance of certain of the issued and the outstanding shares of capital stock of the Company.

2. Stock certificates and stock record book, minutes of shareholders and directors meeting and consents in lieu thereof.